Financial Results

Third Quarter 2012

1 First BanCorp

Forward-Looking Statements

This presentation contains "forward-looking statements" concerning First BanCorp's (the "Corporation") future economic performance. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "expect," "anticipate," "look forward," "should," "believes" and similar expressions are meant to identify "forward-looking statements" within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico ("FirstBank" or "the Bank") will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the "FED") and the order dated June 2, 2010 (the "Order")that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation's reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation's cash obligations or resume paying dividends to the Corporation's stockholders in the future due to the Corporation's inability to receive approval from the FED to receive dividends from FirstBank or FirstBank's failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation's loans and other assets, including the Corporation's construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation's products and services and the value of the Corporation's assets; an adverse change in the Corporation's ability to attract new clients and retain existing ones; a decrease in demand for the Corporation's products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States' financial markets, and the impact such actions may have on the Corporation's business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation's risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation's non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation's results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation's long-term senior debt will adversely affect the Corporation's ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation's businesses, business practices and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

Agenda

- Third Quarter 2012 Highlights:
  Aurelio Alemán, President & Chief Executive Officer

- Third Quarter Results of Operations:
  Orlando Berges, Executive Vice President & Chief Financial Officer

- Summary

- Questions & Answers

THIRD QUARTER 2012

Highlights

1First BanCorp

Third Quarter 2012 Highlights: CORE FRANCHISE STRONG

Effectively executing strategic plan:

Profitability	• Net income $19.1 million; diluted EPS $0.09 • Pre-tax pre-provision income $51.4 million up $13.5 million or 35% from Q2 2012; a 77% increase from same quarter last year • Net interest margin expansion: 3.98% compared to 3.46% in Q2 2012, a 15% increase; and compared to 2.75% in Q3 2011, a 45% increase
Core Deposits	• Q3 2012 deposits net of brokered CDs increased $54 million compared to Q2 2011 and $324 million compared to Q3 2011; • Brokered CDs have declined by $58 million compared to Q2 2012 and $1.1 billion or 24% when compared to Q3 2011
Asset Quality	• NPLs/Loans 9.9%; NPLs down $58 million from Q2 2012 • NPAs/Assets 9.6%; NPAs down $49 million from Q2 2012 • Net Charge-offs $41 million; lowest level since March 2009
Capital	• Capital position remains strong: – Risk Based Capital Ratio 17.5% up from 17.3% in Q2 2012 – Tier 1 Ratio 16.2% up from 16.0% in Q2 2012 – Leverage Ratio 12.7% up from 12.5% in Q2 2012 – Tangible Common Equity Ratio 10.4% up from 10.3% in Q2 2012

Third Quarter 2012 Highlights: LOAN PORTFOLIO

($ in millions)

Loan Portfolio



$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$10,647
$10,575
$10,340
$10,357
$10,257
14
16
44
60
64
1,585
1,565
1,501
1,479
1,459
4,123
4,131
4,044
3,738
3,628
474
428
399
365
353
1,577
1,562
1,553
1,950
1,986
2,874
2,874
2,799
2,764
2,767
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012

Loan Originations*



$875
$700
$525
$350
$175
$-
$768
$680
$569
$838
$755
1
2
7
10
9
445
341
230
381
243
25
14
10
16
16
149
163
160
237
304
148
160
162
194
187
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012
Residential Mortgage
Consumer and Finance Leases
Construction
Commercial and Industrial
Commercial Mortgage
Loans Held for Sale

Continued focus on originations that meet risk appetite and pricing targets to optimize the portfolio:

- ✓ Size of the portfolio should remain constant.
- ✓ Continued focus on NPL reduction strategies while selectively replacing with performing loans.
- ✓ Continued focus on increasing Consumer and Residential Mortgage market share & optimizing our Commercial portfolio.

Origination activity in Q3:

- **Residential mortgages $187 million; and**
- **Consumer loans $304 million:**
  - Auto loans increased $5 million ⬆ 4%
  - Personal loans increased $1 million ⬆ 2%
  - Credit card utilization activity of $95 million

* Originations including refinancings and draws from existing revolving and non-revolving commitments

Third Quarter Highlights: DEPOSIT MIX

($ in millions)



Deposits, Net of Brokered CDs
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$6,164
$6,176
$6,286
$6,434
$6,488
$2,195
$2,126
$2,055
$2,066
$2,056
$520
$481
$487
$584
$679
$866
$915
$963
$959
$1,005
$2,584
$2,654
$2,782
$2,826
$2,748
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Retail
Commercial
Public Funds
CDs & IRAs



Total Deposit Composition
Brokered CDs 34%
Interest Bearing 56%
Non-interest Bearing 8%

- Continued focus on deposit growth strategy; deposits (net of brokered CDs) grew $54 million; we achieved this while reducing the cost of deposits net of brokered from 0.99% to 0.91%.
- Continued focus on cross-selling opportunities.
- Reduced reliance on brokered deposits:
  - 34% of deposits are brokered CDs, a decline of $58 million compared to Q2 2012.

THIRD QUARTER 2012

Results of Operations

Results of Operations: THIRD QUARTER 2012 FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

	Q3 2012	Q2 2012	Variance
Interest income	$ 166,964	$ 153,652	$ 13,312
Interest expense	41,461	44,947	(3,486)
Net interest income	125,503	108,705	16,798
Provision for loan and lease losses	28,952	24,884	4,068
Non-interest income	17,326	16,513	813
Equity in losses of unconsolidated entities	(2,199)	(2,491)	292
Total non-interest income	15,126	14,022	1,104
Personnel expense	31,058	31,101	(43)
Occupancy and equipment expense	15,208	15,181	27
Insurance and supervisory fees	13,023	13,302	(279)
REO expense	8,686	6,786	1,900
Other operating expenses	23,870	20,572	3,298
Pre-tax income (loss)	19,834	10,901	8,933
Income tax expense	761	1,545	(784)
Net income (loss)	$ 19,072	$ 9,356	$ 9,716

Select Financial Information			
Adjusted Pre-tax, pre-provision income	$ 51,362	$ 37,913	$ 13,449
Fully diluted EPS	$ 0.09	$ 0.05	$ 0.04
Book value per share	$ 6.89	$ 6.72	$ 0.17
Tangible book value per share	$ 6.59	$ 6.42	$ 0.17
Common stock price	$ 4.42	$ 3.96	$ 0.46
Net Interest Margin (GAAP)	3.98%	3.46%	0.52%
Efficiency ratio	65.3%	70.8%	(5.5%)

Results of Operations: REVENUE GROWTH & MARGIN EXPANSION

- **Net interest income growth of 15% and 33% when compared to Q2 2012 and Q3 2011, respectively.**
  - Loan yields grew by 37 basis points during Q3.
  - The credit card portfolio increased interest income by $12.6 million from the prior quarter.
  - A reduction of 16 basis points in funding costs was also a positive contributor to the margin.
- **Non interest income* increased $0.8 million in Q3 2012.**



Non Interest Income *
Net Interest Income
NIM (GAAP)
$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$-
18.3
13.0
14.7
16.5
17.3
94.3
98.5
101.9
108.7
125.5
2.75
2.94
3.20
3.46
3.98
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12

* Non interest income is net of equity losses of unconsolidated entities

Results of Operations: COST OF FUNDS

- Cost of total deposits net of brokered decreased to 0.91% from 0.99% in Q2 2012.
- The average rate paid on non-brokered deposits, including interest-bearing checking accounts, savings and retail CDs, declined by 10 basis points to 1.03% during the third quarter.
- The average cost of brokered deposits decreased 26 basis points.



2.00%
1.50%
1.00%
0.50%
1.48%
1.39%
1.25%
1.13%
1.03%
1.32%
1.23%
1.11%
0.99%
0.91%
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012
Interest Bearing Deposits, Net of Brokered CDs
Total Deposits, Net of Brokered CDs

- Cost of other borrowed funds declined 7 basis points due to the full-impact of transactions which occurred during the second quarter, including:
  - The maturity of a $100 million repurchase agreement that carried a cost of 4.38%; and
  - The prepayment of a $15.4 million medium-term note that carried a cost of 6%;
  - Growth in core deposits.
- Further reductions in interest expense and the average cost of funds could be realized during 2012, as maturing brokered CDs and advances are renewed at lower current rates.
- $2.4 billion of brokered CDs at an average cost of 1.89% mature in the next twelve months. (Renewals at current rates range between 75 and 125 basis points).

Results of Operations: Third Quarter 2012 Financial Highlights

($ in thousands)

	Q3 2012	Q3 2011	Variance
Interest income	$ 166,964	$ 158,542	$ 8,422
Interest expense	41,461	64,287	(22,826)
Net interest income	125,503	94,255	31,248
Provision for loan and lease losses	28,952	46,446	(17,494)
Non-interest income	17,326	18,321	(995)
Equity in losses of unconsolidated entities	(2,199)	(4,357)	2,158
Total non-interest income	15,126	13,964	1,162
Personnel expense	31,058	29,375	1,683
Occupancy and equipment expense	15,208	15,468	(260)
Insurance and supervisory fees	13,023	15,041	(2,018)
REO expense	8,686	4,952	3,734
Other operating expenses	23,870	18,095	5,775
Pre-tax income (loss)	19,834	(21,158)	40,992
Income tax expense	761	2,888	(2,127)
Net income (loss)	$ 19,072	$ (24,046)	$ 43,118

Select Financial Information			
Adjusted Pre-tax, pre-provision income	$ 51,362	$ 29,056	$ 22,306
Net Interest Margin (GAAP)	3.98%	2.75%	1.23%
Efficiency ratio	65.3%	76.6%	(11.3%)

Results of Operations: ASSET QUALITY

($ in millions)


Non-performing Assets
Loans Held for Sale
Repossessed Assets & Other
Non-performing Loans
$1,800
$-
1,790
1,701
1,669
1,562
1,410
1,390
1,377
1,337
1,332
1,308
1,259
1,639
1,008
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12

	Q2 12	Q3 12	$ Δ	% Δ
Residential	$ 333	$ 321	$ (12)	(4%)
Consumer	35	36	1	2%
C&I and CRE	495	462	(34)	(7%)
Construction	202	189	(13)	(6%)
NPLs	1,066	1,008	(58)	(5%)
Repossessed Assets	178	187	9	5%
Other	65	65	-	0%
NPAs	$ 1,308	$ 1,259	$ (49)	(4%)

- Reduced NPLs by 38% since peak in 1Q 2010; Stabilized migration to NPL.
- OREO increased $10MM mainly due to foreclosed residential and commercial properties as a result of Special Asset Group's (SAG) workout / legal strategies.
- Commercial NPLs are being carried at 58% of unpaid principal balance, net of specific reserves.
- Heightened focus on opportunistic loan sales, organic workouts, and OREO disposition through Special Assets Group.

Commercial Non-performing Loans[1]

	Book Value	Accumulated Charge-offs	Reserves	Net Carrying Amount[2]
C & I	$230.5	$94.2	$56.7	53.5%
Construction	189.5	129.7	36.9	47.8%
CRE	231.2	18.2	39.6	76.8%
Total	$651.1	$242.1	$133.2	58.0%

1 As of September 30, 2012
2 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs

Results of Operations: NET CHARGE-OFFS & ALLOWANCE COVERAGE

($ in millions)


Net Charge-offs
$80
$-
Construction
Commercial Real Estate
Commercial and Industrial
Consumer
Residential
$68
17
3
23
9
16
$68
19
14
17
8
9
$47
15
4
13
9
6
$52
15
6
8
8
14
$41
8
5
12
8
7
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012


ALLL & Coverage Ratios
$600
$400
$200
$-
6.0%
4.0%
2.0%
0.0%
$520
$494
$484
$457
$446
4.89%
4.68%
4.70%
4.44%
4.37%
2.50%
2.55%
1.78%
2.03%
1.58%
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012
ALLL
ALLL to Loans
NCOs to Average Loans *

- Total net charge-offs for 3Q 2012 were $40.6 million or 1.58% of average loans on an annualized basis, an $11.1 million decrease compared to 2Q 2012.

Allowance coverage ratio of 4.4%

* Annualized

Results of Operations: CAPITAL POSITION

- The Corporation's total stockholders' equity amounted to $1.48 billion as of September 30, 2012, an increase of $35.2 million from June 30, 2012, driven by internal capital generation including net income of $19.1 million and an increase of $15.9 million in other comprehensive income due to higher unrealized gains on available for sale securities.
- The capital levels continue to be strong as First BanCorp executes on its strategic plan.

Capital Ratios



20.0%
15.0%
10.0%
5.0%
0.0%
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12
12.4%
11.1%
8.4%
4.8%
3.8%
17.3%
16.0%
13.1%
12.5%
10.3%
17.5%
16.2%
13.3%
12.7%
10.4%
Total Capital
Tier 1
Leverage
Tier 1 Common
Tangible Common

THIRD QUARTER 2012

Summary

1 First BanCorp

Summary CORE FRANCHISE IS STRONG

- Strong capital position:
  - Total capital, Tier 1 capital and Leverage ratios of the Corporation of 17.5%, 16.2% and 13.3%, respectively.
- Focus on execution of our Strategic Plan:
  - Asset Quality remains our number one focus and our Special Assets team is making progress. We will continue to closely manage our NPA book;
  - Profitability $19.1 million of net income and pre-tax pre-provision income of $51.4 million up 77% from Q3 2011;
  - Loan Portfolio focus on solid relationships with core deposit balances;
  - Core Deposits continue to grow, up $324 million from Q3 2011, as we cross-sell with new and enhanced product offering while reducing our reliance on brokered CDs; and
  - Strengthened Management Team with key additions.

We are confident that our core franchise is strong and will continue to improve.

THIRD QUARTER 2012

Q&A

1 First BanCorp

EXHIBITS

1 First BanCorp

1First BanCorp

Results of Operations: THIRD QUARTER KEY MARGIN DRIVERS

Q3 vs. Q2 Change in Average Interest Earning Assets & Interest Bearing Liabilities

	$ Δ in Average Volume	% Δ in Average Rate	Net Interest Income Changes
Average loans & leases:			
Residential mortgage loans	30,897	0.04%	⇧ 1,075
Construction loans	(33,738)	0.12%	⇨ (76)
C&I and commercial mortgage loans	(164,190)	(0.05%)	⇩ (1,807)
Consumer loans	283,594	0.99%	⇧ 13,544
Total average loans	114,606	0.37%	⇧ 12,732
Average total interest-earning assets	(96,680)	0.39%	⇧ 12,938
Interest-bearing liabilities:			
Brokered CDs	(72,473)	(0.26%)	⇧ 2,368
Other interest-bearing deposits	2,224	(0.10%)	⇧ 1,170
Other borrowed funds	(39,874)	(0.07%)	⇧ 412
Average total interest-bearing liabilities	(58,885)	(0.16%)	⇧ 4,025
Increase in net interest income *			$ 16,963

* On a tax equivalent basis and excluding valuations

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tangible Common Equity Ratio and Tangible Book Value per Common Share

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles and purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles and purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders' equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

(In thousands, except ratios and per share information)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Tangible Equity:					
Total equity - GAAP	$ 1,484,117	$ 1,448,959	$ 1,433,023	$ 1,444,144	$ 986,847
Preferred equity	(63,047)	(63,047)	(63,047)	(63,047)	(430,498)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(23,920)	(24,342)	-	-	-
Core deposit intangible	(9,923)	(10,512)	(11,100)	(11,689)	(12,277)
Tangible common equity	**$ 1,359,129**	**$ 1,322,960**	**$ 1,330,778**	**$ 1,341,310**	**$ 515,974**
Tangible Assets:					
Total assets - GAAP	$ 13,139,747	$ 12,913,650	$ 13,085,623	$ 13,127,275	$ 13,475,572
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(23,920)	(24,342)	-	-	-
Core deposit intangible	(9,923)	(10,512)	(11,100)	(11,689)	(12,277)
Tangible assets	**$ 13,077,806**	**$ 12,850,698**	**$ 13,046,425**	**$ 13,087,488**	**$ 13,435,197**
Common shares outstanding	**206,179**	**206,134**	**206,134**	**205,134**	**21,304**
Tangible common equity ratio	**10.39%**	**10.29%**	**10.20%**	**10.25%**	**3.84%**
Tangible book value per common share	**$ 6.59**	**$ 6.42**	**$ 6.46**	**$ 6.54**	**$ 24.22**

1First BanCorp

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tier 1 Common Equity to Risk-Weighted Assets Ratio

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio will be required under Basel III capital standards as proposed. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation's capital levels and believes that, at this time, the ratio may be of interest to investors.

(Dollars in thousands)	As of				
	September 30, 2012	**June 30, 2012**	**March 31, 2011**	**December 31, 2011**	**September 30, 2011**
Tier 1 Common Equity:					
Total equity - GAAP	$ 1,484,117	$ 1,448,959	$ 1,433,023	$ 1,444,144	$ 986,847
Qualifying preferred stock	(63,047)	(63,047)	(63,047)	(63,047)	(430,498)
Unrealized gain on available-for-sale securities [1]	(42,528)	(26,623)	(20,233)	(19,234)	(13,957)
Disallowed deferred tax asset [2]	(40)	(41)	(25)	-	(267)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(9,923)	(10,512)	(11,100)	(11,689)	(12,277)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	-	-	(2,434)	(2,009)	(952)
Other disallowed assets	(4,155)	(2,917)	(807)	(922)	(907)
Tier 1 common equity	**$ 1,336,326**	**$ 1,317,721**	**$ 1,307,279**	**$ 1,319,145**	**$ 499,890**
Total risk-weighted assets	**$ 10,026,572**	**$ 10,046,284**	**$ 9,947,559**	**$ 10,180,226**	**$ 10,432,804**
Tier 1 common equity to risk-weighted assets ratio	**13.33%**	**13.12%**	**13.14%**	**12.96%**	**4.79%**

1- Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2- Approximately $12 million of the Corporation's deferred tax assets at September 30, 2012 (June 30, 2012 - $12 million; March 31, 2012 - $12 million; December 31, 2011 - $13 million; September 30, 2011 - $12 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $40k of such assets at September 30, 2012 (June 30, 2012 - $41k; March 31, 2012 - $25k; December 31, 2011 - $0; September 30, 2011 - $0.3 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $7 million of the Corporation's other net deferred tax liability at September 30, 2012 (June 30, 2012 - $7 million; March 31, 2012 - $7 million; December 31, 2011 - $8 million; September 30, 2011 - $7 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

1First BanCorp

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Adjusted Pre-Tax, Pre-Provision Income

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation's performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

(Dollars in thousands)	Quarter Ended				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Income (loss) before income taxes	$ 19,834	$ 10,901	$ (11,049)	$ (14,600)	$ (21,158)
Add: Provision for loan and lease losses	28,952	24,884	36,197	41,987	46,446
Less: Net loss (gain) on sale and OTTI of investment securities	547	143	1,207	1,014	(12,156)
Add: Unrealized (gain) loss on derivatives instruments and liabilities measured at fair value	(170)	(506)	(283)	1,746	2,555
Add: Contingency adjustment - tax credits	-	-	2,489	-	-
Add: Loss on early extinguishment of borrowings	-	-	-	-	9,012
Add: Equity in losses (earnings) of unconsolidated entities	2,199	2,491	6,236	(1,666)	4,357
Adjusted Pre-tax, pre-provision income (1)	$ 51,362	$ 37,913	$ 34,797	$ 28,481	$ 29,056
Change from most recent prior quarter - amount	$ 13,449	$ 3,116	$ 6,316	$ (575)	$ (989)
Change from most recent prior quarter - percent	35.5%	9.0%	22.2%	-2.0%	-3.3%